EXHIBIT 5

                                                                November 3, 1998

Middlesex Water Company
1500 Ronson Road
Iselin, New Jersey

Ladies and Gentlemen:

     We refer you to the proposed Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, of Middlesex Water Company (the "Company") pertaining to the offer and sale by the Company of 517,000 shares of the Company's Common Stock, no par value (the "Common Shares").

     We have acted as counsel to the Company in connection with the Registration Statement. In such capacity, we have examined the Registration Statement, copies of the Company's Certificate of Incorporation and amendments thereto, certificates of officers of the Company and of public officials and such other corporate records and documents as we have deemed necessary in order to express the opinion set forth below.

     Based upon the foregoing examination, it is our opinion that the Common Shares are duly authorized and, upon the issuance of certificates evidencing the Common Shares and delivery thereof in exchange for payment of the price per share to the public less the underwriters' discount per share disclosed in the Prospectus included in the Registration Statement at the time it becomes effective or filed with the Commission subsequent to effectiveness pursuant to Rule 424(b)1), the Common Shares will be validly issued, fully paid and nonassessable.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and the reference to our firm in the prospectus included in such Registration Statement under the heading "Legal Matters."

                                          Very truly yours,

                                          NORRIS, McLAUGHLIN & MARCUS
                                          A Professional Corporation

                                          /s/ NORRIS, McLAUGHLIN & MARCUS
                                              ----------------------------
                                              Norris, McLaughlin & Marcus